Exhibit 99.B(i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

S. ELLIOTT COHAN

COUNSEL

PHONE   212-715-9512

FAX   212-715-8116

ECOHAN@KRAMERLEVIN.COM

February 29, 2008

VIA EDGAR

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	The Victory Institutional Funds
File Nos. 333-115476; 811-21584

Ladies and Gentlemen:

We understand that our client, The Victory Institutional Funds (“Registrant”), is filing via EDGAR, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, Post-Effective Amendment No. 8 to its Registration Statement on Form N-1A (the “Amendment”). Registrant is filing the Amendment primarily to update financial information and make other non-material changes.

It is proposed that the Amendment become effective on February 29, 2008 pursuant to Rule 485(b) under the Securities Act. Registrant has certified, and we concur, that the filing meets all the requirements for immediate effectiveness pursuant to Rule 485(b) under the Securities Act.

If you have any questions concerning this filing, please call me at 212-715-9512.

Very truly yours,

S. Elliott Cohan

cc:                                 Houghton R. Hallock, Jr.
David C. Brown
Christopher K. Dyer
Edward J. Veilleux
John A. Danko
Hugh P. Armstrong
Nathan J. Greene
Carl Frischling
Jay G. Baris
S. Elliott Cohan

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